                                                                     EXHIBIT 3.6

================================================================================


                                   ----------

                                   AMF BCH LLC

                      A Delaware Limited Liability Company

                                   ----------


                               OPERATING AGREEMENT

                         Dated as of September 15, 2004


THE MEMBERSHIP INTERESTS REPRESENTED BY THIS OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

================================================================================

          THIS OPERATING AGREEMENT of AMF BCH LLC (this "AGREEMENT"), dated as of September ___, 2004, is adopted by, and executed and agreed to, for good and valuable consideration, by AMF Bowling Worldwide, Inc. (the "SOLE MEMBER").

          WHEREAS, the Sole Member owned all of the issued and outstanding shares of AMF BCH Inc.;

          WHEREAS, AMF BCH Inc. filed a Certificate of Conversion with the Delaware Secretary of State in order to effect a conversion from the corporate form into a limited liability company; and

          WHEREAS, the Sole Member desires to effect this Agreement to govern the operations of AMF BCH LLC (the "COMPANY").

          NOW THEREFORE, the parties hereto certify and agree as follows:

     1. NAME; FORMATION; CONTINUATION. The name of the Company shall be AMF BCH LLC, or such other name as the Board may from time to time hereafter designate. The Company has been organized as a Delaware limited liability company by filing the Certificate with the Secretary of State under and pursuant to the Delaware Limited Liability Company Act (the "DELAWARE ACT").

     2. DEFINITIONS; RULES OF CONSTRUCTION. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

          "AFFILIATE" of any particular Person means (i) any other Person controlling, controlled by, or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise, (ii) if such Person is a partnership, any partner thereof and (iii) without limiting the foregoing and with respect only to CHS, any investment fund controlled by Code Hennessy & Simmons LLC ("CHS").

          "CERTIFICATE" shall mean the Company's certificate of formation filed with the secretary of state of Delaware, as amended from time to time.

          "EVENT OF WITHDRAWAL OF A MEMBER" means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, the transfer or attempted transfer by a Member of all or any portion of its interest in the Company, or the occurrence of any other event that terminates the continued membership of a Member in the Company.

          "MANAGER" means a current manager on the Board, who, for purposes of the Delaware Act, will be deemed a "manager" (as defined in the Delaware Act) but will be subject to the rights, obligations, limitations and duties set forth in this Agreement.

          "MEMBERS" means the Sole Member and all other persons or entities admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members. Reference to a "MEMBER" means any one of the Members.

          "OFFICERS" means each person designated as an officer of the Company to whom authority and duties have been delegated pursuant to SECTION 7(f), subject to any resolution of the Board appointing such person as an officer or relating to such appointment.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity or any department, agency, or political subdivision thereof.

          "UNIT" means an interest of a Member in the Company representing a fractional part of the interests of all Members and having the rights and obligations specified with respect to Units in this Agreement.

     3. PURPOSE. The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Delaware Act, as such business activities may be determined by the Members from time to time.

     4. OFFICES.

     (a) The principal office of the Company, and such additional offices as the Members may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Members may designate from time to time.

     (b) The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Members may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Members may designate from time to time in the manner provided by law.

     5. MEMBERS. The name and address of, and the number of Units held by, each Member of the Company are as set forth on SCHEDULE I attached hereto, as the same may be amended from time to time.

     6. TERM. The Company shall continue until dissolved and terminated in accordance with SECTION 12 of this Agreement.

     7. MANAGEMENT OF THE COMPANY.

     (a) NO MANAGEMENT BY MEMBERS. The Members shall not manage and control the business and affairs of the Company, except for situations in which the approval of the Members is required by non-waivable provisions of applicable law.

     (b) AUTHORITY OF BOARD OF MANAGERS.

          (i) Subject to the provisions of SECTION 7(b)(ii) of this Agreement, (A) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the board of managers (the "BOARD") and (B) the Board may make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including the following:

                  (A) entering into, making and performing contracts, agreements and other undertakings binding the Company that may be necessary, appropriate or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

                  (B) maintaining the assets of the Company in good order;

                  (C) collecting sums due the Company;

                  (D) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                  (E) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

                  (F) acquiring, utilizing for Company purposes and disposing of any asset of the Company;

                  (G) hiring and employing executives, Officers, supervisors and other personnel;

                  (H) selecting, removing and changing the authority and responsibility of lawyers, accountants and other advisers and consultants;

                  (I) entering into guaranties on behalf of the Company's Subsidiaries;

                  (J) obtaining insurance for the Company;

                  (K) determining distributions of cash and other property of the Company;

                  (L) establishing reserves for commitments and obligations (contingent or otherwise) of the Company; and

                  (M)   establishing a seal for the Company.

          (ii) The Board may act (A) by resolutions adopted at a meeting and by written consents pursuant to SECTION 7(d), (B) by delegating power and authority to committees pursuant to SECTION (7(e), and (C) by delegating power and authority to any Officer pursuant to SECTION 7(f).

          (iii) Each Member acknowledges and agrees that no Manager shall, as a result of being a Manager (as such), be bound to devote all of his business time to the affairs of the Company, and that he and his Affiliates do and will continue to engage for their own account and for the accounts of others in other business ventures. In addition, to the maximum extent permitted from time to time under the law of the State of Delaware, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its Officers, Managers or Members, other than those Officers, Managers or Members who are employees of the Company or any of its Affiliates or Subsidiaries. No amendment or repeal of this SECTION 7(b)(iii) shall apply to or have any effect on the liability or alleged liability of any Officer, Manager or Member of the Company for or with respect to any opportunities of which such Officer, Manager or Member becomes aware prior to such amendment or repeal.

          (iv) OFFICERS. The management of the business and affairs of the Company by the Officers and the exercising of their powers shall be conducted under the supervision of and subject to the approval of the Board.

     (c) COMPOSITION AND ELECTION OF THE BOARD OF MANAGERS.

          (i) NUMBER AND DESIGNATION. The number of Managers on the Board and the composition of the Board shall initially be as set forth on SCHEDULE II attached hereto. The Board of Managers thereafter shall be comprised of such individuals as appointed by the Members.

          (ii) TERM. Managers on the Board shall serve from their designation in accordance with the terms hereof until their resignation, death or removal in accordance with the terms hereof. Members of the Board need not be Members and need not be residents of the State of Delaware. A person shall become a member of the Board effective upon receipt by the Company at its principal place of business of a written notice addressed to the Board (or at such later time or upon the happening of some other event specified in such notice) of such person's designation from the person or persons entitled to designate such manager pursuant to SECTION 7(c)(i) above. A member of the Board may resign as such by delivering his, her or its written resignation to the Company at the Company's principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

          (iii) REMOVAL. If an Executive Manager ceases to be employed by the Company or its Affiliates or Subsidiaries, such Executive Manager shall be removed promptly after such time from the Board and each committee thereof. The Sole Member may remove any Manager at any time in its discretion upon notice thereof to such Manager.

          (iv) VACANCIES. In the event that any Manager for any reason ceases to serve as a member of the Board, the resulting vacancy on the Board may be filled by the remaining Managers of the Board then in office, though less than a quorum, or by a sole remaining Manager.

          (v) COMPENSATION OF MANAGERS. Except as approved by the Sole Member, Managers shall receive no compensation for serving in such capacity.

          (vi) RELIANCE BY THIRD PARTIES. Any Person dealing with the Company, other than a unitholder, may rely on the authority of the Board (or any Officer authorized by the Board) in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Board (or any Officer authorized by the Board) in the name of the Company with respect to any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the Company and (iii) the Board or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company.

     (d) BOARD MEETINGS AND ACTIONS BY WRITTEN CONSENT.

          (i) QUORUM; VOTING. A majority of the total number of Managers then serving on the Board (i.e., excluding any vacancies on the Board) must be present in order to constitute a quorum for the transaction of business of the Board, and except as otherwise provided in this Agreement, the act of a majority of the Managers present at a meeting of the Board at which a quorum is present shall be the act of the Board. A Manager who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

          (ii) PLACE; ATTENDANCE. Meetings of the Board may be held at such place or places as shall be determined from time to time by resolution of the Board. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          (iii) MEETING IN CONNECTION WITH MEMBER MEETING. In connection with any meeting of Members, the Managers may, if a quorum is present, hold a meeting for the transaction of business immediately after and at the same place as such meeting of the Members. Notice of such meeting at such time and place shall not be required.

          (iv) TIME, PLACE AND NOTICE. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such meetings shall not be required.

          (v) SPECIAL MEETINGS. Special meetings of the Board may be called by any Manager on at least 24 hours' notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

          (vi) CHAIRMAN AND VICE CHAIRMAN. The Board shall designate one of the Managers to serve as Chairman and a different Manager to serve as Vice Chairman. The Chairman shall preside at all meetings of the Board. If the Chairman is absent at any meeting of the Board, the Vice Chairman shall preside over such Board meeting. If the Chairman and Vice Chairman are absent, the Managers present shall designate a member to serve as interim chairman for that meeting. Neither the Chairman nor Vice Chairman, except in their capacity as an Officer, shall have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure or incur any obligation on behalf of the Company or authorize any of the foregoing.

          (vii) ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. Any action permitted or required by the Delaware Act, the Certificate or this Agreement to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such committee, as the case may be. Subject to the requirements of the Delaware Act, the Certificate or this Agreement for notice of meetings, unless otherwise restricted by the Certificate, the Managers or members of any committee designated by the Board may participate in and hold a meeting of the Board or any committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     (e) COMMITTEES; DELEGATION OF AUTHORITY AND DUTIES.

          (i) COMMITTEES; GENERALLY. The Board may, from time to time, designate one or more committees. Any such committee, to the extent provided in the enabling resolution or in the Certificate or this Agreement, shall have and may exercise all of the authority of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Board may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

          (ii) AUDIT COMMITTEE. The Board may establish an audit committee to select the Company's independent accountants and to review the annual audit of the Company's financial statements conducted by such accountants.

          (iii) DELEGATION; GENERALLY. The Board may, from time to time, delegate to one or more Persons (including any Manager or Officer) such authority and duties as the Board may deem advisable. The Board also may assign titles (including chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Manager, Member or other individual and may delegate to such Manager, Member or other individual certain authority and duties. Any number of titles may be held by the same Manager, Member or other individual. Any delegation pursuant to this
SECTION 7(e)(iii) may be revoked at any time by the Board.

          (iv) THIRD-PARTY RELIANCE. Any Person dealing with the Company, other than a Member, may rely on the authority of any Officer in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

     (f) OFFICERS.

          (i) DESIGNATION AND APPOINTMENT. The Board may (but need not), from time to time, designate and appoint one or more persons as an Officer of the Company. No Officer need be a resident of the State of Delaware, a Member or a Manager. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such Officer by the Board pursuant to the terms hereof. Each Officer shall hold office until such Officer's successor shall be duly designated and shall qualify or until such Officer's death or until such Officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Board. The names of the initial Officers of the Company are set forth on SCHEDULE III attached hereto. Thereafter, the Officers shall be as appointed by the Board of Managers.

          (ii) RESIGNATION. Any Officer (subject to any contract rights available to the Company, if applicable) may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Board in its discretion at any time; PROVIDED, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board.

          (iii) DUTIES OF OFFICERS; GENERALLY. The Officers, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware. The following Officers, to the extent such Officers have been appointed by the Board, shall have the following duties:

                  (A) CHIEF EXECUTIVE OFFICER. Subject to the powers of the Board, the chief executive officer of the Company shall be in the general and active charge of the entire business and affairs of the Company, and shall be its chief policy-making Officer. The president, chief financial officer and each other senior officer of the Company shall report directly to the chief executive officer. The chief executive officer shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board.

                  (B) PRESIDENT. The president shall, subject to the powers of the Board and the chief executive officer, be the chief administrative officer of the Company and shall have general charge of the business, affairs and property of the Company, and control over its Officers (other than the chief executive officer), agents and employees. The president shall see that all orders and resolutions of the Board and the chief executive officer are carried into effect. He or she shall be responsible for the employment of employees, agents and Officers (other than the chief executive officer) as may be required for the conduct of the business and the attainment of the objectives of the Company. He or she shall have authority to suspend or to remove any employee, agent or Officer (other than the chief executive officer) of the Company and, in the case of the suspension for cause of any such Officer, to recommend to the Board what further action should be taken. In the absence of the president, his or duties shall be performed and his or her authority may be exercised by the chief executive officer. In the absence of the president and the chief executive officer, the duties of the president shall be performed and his or her authority may be exercised by such Officer as may have been designated as the most senior officer of the Company. The president shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or the Board.

                  (C) CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or the Board.

                  (D) VICE PRESIDENT(S). The vice president(s) shall perform such duties and have such other powers as the chief executive officer, the president, the chief operating officer or the Board may from time to time prescribe, and may have such further denominations as "Executive Vice President," "Senior Vice President," "Assistant Vice President," and the like.

                  (E) SECRETARY.

                         (1) The secretary shall attend all meetings of the
Board and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees of the Board when required.

                         (2) The secretary shall keep all documents as may be
required under the Delaware Act or this Agreement. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the Board. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

     (g) If the Board chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the Board may from time to time prescribe.

     8. CAPITAL CONTRIBUTIONS. In accordance with the provisions of the Delaware Act, the Former Members made contributions of capital to the Company in exchange for the Units. The Members may, but shall not be required to, make additional contributions to the capital of the Company; PROVIDED, THAT, no additional contributions to the capital of the Company shall be made without the written consent of the Members. Persons or entities hereafter admitted as Members of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined by the Members at the time of each such admission. The Company shall issue certificates to the Members representing the Units held by each Member. Pursuant to Section 8-103(c) of the Uniform Commercial Code, the interests represented by the Units are securities governed by Article 8 of the Uniform Commercial Code.

     9. ADDITIONAL MEMBERS. The Sole Member shall have the sole right to admit additional Members upon such terms and conditions, at such time or times, and for such capital contributions as the Sole Member shall in its sole discretion determine. In connection with any such admission, the Sole Member shall amend
SCHEDULE I hereof to reflect the name, address, and capital contribution of the additional Member.

     10. DISTRIBUTIONS. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Sole Member may determine. Unless the Sole member determines otherwise, distributions shall be made to (and profits and losses shall be allocated among) Members PRO RATA in accordance with the number of outstanding Units held by each Member immediately prior to a distribution. Members that withdraw from the Company shall be entitled to such a PRO RATA distribution relating to any capital previously contributed and not withdrawn from the Company and the rights to such distributions from the Company shall inure to the benefit of the withdrawing Members' legal representative and assigns.

     11. DISSOLUTION. Subject to the provisions of SECTION 13 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

     (a) the determination of the Members to dissolve the Company; or

     (b) the occurrence of an Event of Withdrawal of a Member or any other event causing a dissolution of the Company under Section 18-801 of the Delaware Act.

     12. CONTINUATION OF THE COMPANY. Notwithstanding the provisions of SECTION 12(b) hereof, the occurrence of an Event of Withdrawal of a Member shall not dissolve the Company if within ninety (90) days after the occurrence of such event of withdrawal, the business of the Company is continued by the agreement of all remaining Members.

     13. LIMITATION ON LIABILITY. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

     14. EXCULPATION AND INDEMNIFICATION.

     (a) EXCULPATION. No duly appointed officer or manager of the Company shall be liable to any other officer, manager, the Company or to any member for any loss suffered by the Company unless such loss is caused by such Person's gross negligence, willful misconduct (including acts in knowing contravention of written resolution of the Members), violation of law or material breach of this Agreement. The officers and managers of the Company shall not be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence, willful misconduct, violation of law or material breach of this Agreement. Any officer or manager of the Company may consult with counsel and accountants in respect of the Company's affairs, and provided such Person acts in good faith reliance upon the advice or opinion of such counsel or accountants, such Person shall not be liable for any loss suffered by the Company in reliance thereon.

     (b) RIGHT TO INDEMNIFICATION. Subject to the limitations and conditions as provided in this SECTION 15, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative hereinafter a "PROCEEDING"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Member, manager or officer of the Company, or while a member, manager or officer of the Company is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Delaware Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this SECTION 14 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this SECTION 14 shall be deemed contract rights, and no amendment, modification or repeal of this SECTION 14 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this SECTION 14 could involve indemnification for negligence or under theories of strict liability.

     (c) ADVANCE PAYMENT. Reasonable expenses incurred by a Person of the type entitled to be indemnified under SECTION 14(b) who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding unless otherwise determined by the Members in the specific case upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

     (d) INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Company, by adoption of a resolution of the Members, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not managers or officers of the Company but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to managers and officers under this SECTION 14.

     (e) APPEARANCE AS A WITNESS. Notwithstanding any other provision of this
SECTION 14, the Company shall pay or reimburse reasonable out-of-pocket expenses incurred by a manager or officer of the Company in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     (f) NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this SECTION 14 shall not be exclusive of any other right which a manager, officer or other Person indemnified pursuant to SECTION 14(b) may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Formation of the Company or this Agreement, agreement, vote of unitholders or disinterested managers or otherwise.

     (g) NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this SECTION 14 shall not be exclusive of any other right which a manager, officer or other Person indemnified pursuant to SECTION 14(b) may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Formation of the Company or this Agreement, agreement, vote of unitholders or disinterested managers or otherwise.

     15. AMENDMENTS. This Agreement may be amended or waived only upon the prior written consent of the Members.

     16. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the to the Company at the addresses indicated below and to any other recipient at the address indicated on the schedules hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party:

                  AMF BCH LLC
                  c/o AMF Bowling Worldwide Inc.
                  8100 AMF Drive
                  Mechanicsville, VA 23111
                  Attention: Chief Executive Officer and General Counsel
                  Telephone: (804) 730-4000
                  Facsimile: (804) 559-6241

                  WITH COPIES TO:

                  Code Hennessy & Simmons LLC
                  10 S. Wacker Drive, Suite 3175
                  Chicago, IL 60606
                  Attention:  Thomas Formolo
                  Telephone: (312) 876-1840
                  Facsimile: (312) 876-3854

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, Illinois  60601
                  Attention:  Kevin Evanich, P.C.
                  Telephone: (312) 861-2000
                  Facsimile: (312) 861-2200

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     18. REMEDIES. The Company and each Member shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     19. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF

THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     20. DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word "INCLUDING" in this Agreement shall be, in each case, by way of example and without limitation. The use of the words "OR," "EITHER," and "ANY" shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.

     21. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     22. DELIVERY BY FACSIMILE. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

     23. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Members and any subsequent holders of Units and the respective successors and assigns of each of them, so long as they hold Units.

     24. COUNTERPARTS. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     25. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     26. ENTIRE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                                   * * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Limited Liability Company Agreement on the day and year first above written.


                                           AMF BOWLING WORLDWIDE, INC.


                                           By:   /s/ Christopher F. Caesar
                                                 -------------------------------
                                           Name: Christopher F. Caesar
                                                 -------------------------------
                                           Its:  CFO
                                                 -------------------------------

                                   SCHEDULE I

                    Member                          No. of Units
                    ------                          ------------
AMF Bowling Worldwide Inc.
8100 AMF Drive                                          100
Mechanicsville, VA 23111
Attention: Chief Executive Officer and General
Counsel
Telephone: (804) 730-4000
Facsimile: (804) 559-6241

with copies to:

Code Hennessy & Simmons LLC
10 S. Wacker Drive, Suite 3175
Chicago, IL 60606
Attention:  Thomas Formolo
Telephone: (312) 876-1840
Facsimile: (312) 876-3854

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois  60601
Attention:  Kevin Evanich, P.C.
Telephone: (312) 861-2000
Facsimile: (312) 861-2200

                                   SCHEDULE II

The initial Board of Managers shall be as follows:

       1.     Daniel M. McCormack
       2.     W. Thomas Didlake, Jr.

                                  SCHEDULE III

The initial Officers of the Company shall be as follows:

               President/CFO/Treasurer/Assistant     Christopher F. Caesar
               Secretary

               Vice President/Secretary              John S. Shearer

               Controller/Assistant Secretary        Stephen D. Satterwhite

               Vice President/Assistant Secretary    W. Thomas Didlake, Jr.

               Vice President/Assistant Secretary    Daniel M. McCormack